UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018 (November 7, 2018)

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously disclosed, on February 13, 2018, GNC Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended from time to time, the “Securities Purchase Agreement”) by and between the Company and Harbin Pharmaceutical Group Holdings Co., Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, 299,950 shares of a newly created series of convertible preferred stock of the Company, designed the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”), for a purchase price of $1,000 per share, or an aggregate of approximately $300 million (the “Securities Purchase”). The Convertible Preferred Stock is convertible into shares of the common stock of the Company at an initial conversion price of $5.35 per share, subject to customary anti-dilution adjustments. Pursuant to the terms of the Securities Purchase Agreement, Investor assigned its interest in the Securities Purchase Agreement to Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the People’s Republic of China (“Hayao”).

Also as previously disclosed, on November 7, 2018, the Company and Hayao entered into an Amendment to the Securities Purchase Agreement, pursuant to which the Company and Hayao agreed, among other things, to complete the Securities Purchase as follows: (i) 100,000 shares of Preferred Stock will be issued on November 9, 2018 (or at such other time or date as may be mutually agreed among the parties) for a total purchase price of $100,000,000 (the “Initial Issuance”), (ii) 50,000 shares of Preferred Stock will be issued on December 28, 2018 for a total purchase price of $50,000,000 and (iii) 149,950 shares of Preferred Stock will be issued on February 13, 2019 for a total purchase price of $149,950,000.

Item 1.01 Entry into a Material Definitive Agreement

Closing of Initial Issuance

On November 8, 2018, the Company and Hayao consummated the Initial Issuance pursuant to the terms of the Securities Purchase Agreement. In connection with the Initial Issuance and in order to set forth the rights and obligations of Hayao upon the Initial Issuance, the Company and Hayao entered into a Stockholders Agreement, dated as of November 8, 2018 (the “Stockholders Agreement”). The terms and conditions of the Stockholders Agreement are described in our Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2018. Such description is not purported to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

In addition, also in connection with the Initial Issuance, the Company and Hayao entered into a Registration Rights Agreement, dated as of November 8, 2018 (the “Registration Rights Agreement”). The terms and conditions of the Registration Rights Agreement are described in our Current Report on Form 8-K as filed with the SEC on February 13, 2018. Such description is not purported to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Chinese Joint Venture

On November 7, 2018, in connection with and pursuant to the Securities Purchase Agreement, the Company entered into a Master Reorganization and Subscription Agreement (the “JV Framework Agreement”), by and among the Company, GNC China Holdco, LLC, a Delaware corporation, GNC Hong Kong Limited, a company established under the laws of Hong Kong, GNC (Shanghai) Trading Co., Ltd., a company incorporated in the People’s Republic of China, Hayao, and Harbin Pharmaceutical Hong Kong II Limited, a company established under the laws of Hong Kong.

The terms and conditions of the JV Framework Agreement are described in our Current Report on Form 8-K as filed with the SEC on November 7, 2018. Such description is not purported to be complete and is qualified in its entirety by reference to the full text of the JV Framework Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Stockholders Agreement, dated November 8, 2018, by and between GNC Holdings, Inc. and Harbin Pharmaceutical Group Co., Ltd.

10.2	Registration Rights Agreement, dated November 8, 2018, by and between GNC Holdings, Inc. and Harbin Pharmaceutical Group Co., Ltd.

10.3*	Master Reorganization and Subscription Agreement, dated November 7, 2018, by and among GNC Holdings, Inc., GNC China Holdco, LLC, GNC Hong Kong Limited, GNC (Shanghai) Trading Co., Ltd., Harbin Pharmaceutical Group Co., Ltd., and Harbin Pharmaceutical Hong Kong II Limited

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: November 14, 2018	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer